UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): April 26, 2022

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On April 26, 2022, the Board of Directors (the “Board”) of Diamond Offshore Drilling, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Benjamin C. Duster, IV to serve on the Board as a Class III director of the Company, effective on May 3, 2022.

Mr. Duster, age 61, is Founder and CEO of Cormorant IV Corporation, LLC, a consulting firm specializing in operational turnarounds and organizational transformations. He is a 30-year veteran of Wall Street with extensive experience in mergers and acquisitions and strategic advisory services in developed and emerging markets. Prior to founding Cormorant in 2014, Mr. Duster was a Senior Adviser at Watermark Advisors from 2006 to 2015, Partner at Masson & Company from 2001 to 2006, a Managing Director at Wells Fargo (Wachovia Securities) from 1997 to 2001 and a Vice President at Salomon Brothers Inc. from 1985 to 1997. Mr. Duster has served as a director, Chair of the Audit Committee and member of the Compensation Committee of Chesapeake Energy Corporation, a publicly-traded oil and gas producer, since February 2021, and as a director, Chair of the Compensation and Human Resources Committee and a member of the Audit and Nominating and Governance Committees of Weatherford International plc, a publicly-traded oilfield services company, since 2020. Mr. Duster received a Bachelor of Arts in Economics, with honors, from Yale University, a Juris Doctorate from Harvard Law School and an MBA from Harvard Business School.

In connection with his appointment to the Board of the Company, Mr. Duster will receive the Company’s standard compensatory arrangements for non-employee directors, including an annual grant of restricted stock units with a grant date value of $120,000, with the grant date value for his initial grant to be prorated for 2022. A description of the compensatory arrangements for non-employee directors is included in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A filed by the Company on May 2, 2022. Mr. Duster will also enter into a standard director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understandings between Mr. Duster and any other persons pursuant to which Mr. Duster was selected as a director. Mr. Duster does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Duster has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2022	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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